UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 25, 2004

Kulicke and Soffa Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	000-00121	23-1498399
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2101 Blair Mill Road, Willow Grove, PA	19090
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 784-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On August 25, 2004, Kulicke and Soffa Industries, Inc. (the “Company”) entered into an Agreement to Sell and Purchase Real Estate (the “Agreement”). Under the Agreement, the Company agreed to sell the building that currently serves as the Company’s worldwide headquarters, located in Willow Grove, Pennsylvania, to Good Mac Realty Partners, L.P., a company engaged primarily in commercial real estate development, for $11.2 million. The closing of the sale is subject to customary conditions and is scheduled to occur in November of 2004. The Company expects to lease the headquarters building from Good Mac Realty Partners, L.P. for one year following the closing of the sale for annual rent of $1.2 million. The Company expects to lease a new headquarters building in the same area beginning in December of 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KULICKE AND SOFFA INDUSTRIES, INC.

Date: August 27, 2004	By:	/s/ Maurice E. Carson
Maurice E. Carson
Vice President and Chief Financial Officer